UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2019
ZAGG Inc
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 West Legacy Center Way, Suite 500 Midvale, Utah 84047
(Address of principal executive offices; zip code)

(801) 263-0699
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the Purchase Agreement (as defined herein) is hereby incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets
On January 3, 2019 (the “Acquisition Date”), ZAGG Inc, a Delaware corporation (the “Company”); ZAGG Hampton LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Purchaser”); Halo2Cloud, LLC, a Delaware
limited liability company (“HALO”) which owns all of the outstanding equity interests of Halo Holdings USA, LLC, a Delaware limited liability company, Halo Holdings International Cooperatief U.A., a Dutch cooperative, and Halo International SEZC LTD., a Cayman Islands exempted company; each of the members of HALO (collectively, the “Sellers”); and Patrick Keenan, as Sellers’ representative, entered into the Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser acquired from Sellers all of the issued and outstanding limited liability company membership interests in HALO for $43.0 million (the “Purchase Price”). At the closing of the transaction, the Company delivered to Sellers a cash payment of approximately $19.3 million (the “Closing Cash Payment”). Such Closing Cash Payment represented the total closing cash consideration payable under the Purchase Agreement net of certain HALO indebtedness and transaction expenses paid at closing, and less a $9.0 million cash holdback retained by the Company (the “Cash Holdback Amount”), comprised of a $4.0 million indemnity holdback amount (the “Indemnity Holdback Amount”), and a $5.0 million holdback, the release of which is contingent on HALO’s 2019 performance (the “Performance Holdback Amount”). In addition to the Closing Cash Payment, the Company issued to Sellers, subject to a twelve (12) month lock-up, 1,457,627 shares of the Company’s common stock, par value of $0.001 per share (“Common Stock Consideration”), valued at the average closing price of the Company’s common stock on NASDAQ for the twenty (20) consecutive trading days ending December 28, 2018, for total Common Stock Consideration of approximately $13.9 million.
The Purchase Price is subject to adjustment within ninety (90) days of the Acquisition Date based upon the final determination of HALO’s (i) working capital, (ii) indebtedness and (iii) Sellers’ transaction expenses as set forth in the Purchase Agreement. If aggregate negative adjustments to the Purchase Price exceed $0.1 million, the adjustments will be applied against the Indemnity Holdback Amount and, if necessary, the Performance Holdback Amount.
The Purchase Agreement contains customary representations, warranties and covenants and indemnification provisions whereby the Company has agreed to indemnify Sellers, subject to certain limitations, for certain losses, liabilities and damages. In addition, Sellers have agreed to indemnify the Company, subject to certain limitations, for certain losses, liabilities and damages. Subject to certain exclusions, neither Sellers nor the Company will be liable for losses until the aggregate amount of such losses exceeds $0.3 million Additionally, subject to certain exceptions, neither Sellers nor the Company will be liable for losses in excess of $4.5 million. The Indemnity Holdback Amount will be retained by the Company for eighteen (18) months following the Acquisition Date as a source of funding for Sellers’ indemnification obligations under the Purchase Agreement.
As noted above, under the Purchase Agreement, Sellers are also entitled to all or a portion of the Performance Holdback Amount (the “Additional Payment”) based on HALO’s Adjusted EBITDA (as defined in the Purchase Agreement) during the calculation period beginning January 1, 2019 and ending December 31, 2019 (the “Calculation Period”). Specifically, if HALO achieves the target Adjusted EBITDA set forth in the Purchase Agreement for the Calculation Period (the “Adjusted EBITDA Target”), Sellers are entitled to receive an Additional Payment equal to the Performance Holdback Amount. If, however, HALO’s Adjusted EBITDA for the Calculation Period is less than the Adjusted EBITDA Target, the Additional Payment would equal the Performance Holdback Amount reduced by the amount by which the Adjusted EBITDA Target exceeds HALO’s Adjusted EBITDA for the Calculation Period. Purchaser must prepare and deliver the Additional Payment calculation to Sellers’ representative by March 15, 2020, and Sellers’ representative has thirty (30) days following the receipt of such Additional Payment calculation to review and dispute the same in accordance with the procedures set forth in the Purchase Agreement. Once the Additional Payment calculation becomes final under the terms of the Purchase Agreement, the Company has five (5) days to remit the Additional Payment to Sellers.
A copy of the Purchase Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of the parties to the Purchase Agreement. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to any of the parties to the Purchase Agreement.
The Company financed the Closing Cash Payment using a portion of its existing cash balance and borrowings under its existing credit facility with KeyBank National Association, ZB, N.A., and MUFG Union Bank, N.A.
On January 3, 2019, the Company issued a press release announcing the acquisition of H and related information. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities
The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Common Stock Consideration under the terms of the Purchase Agreement is incorporated herein by reference. Any Common Stock Consideration will be issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Membership Interest Purchase Agreement, dated as of January 3, 2019, by and among ZAGG Inc, ZAGG Hampton LLC, Halo2Cloud, LLC, the members of Halo2Cloud, LLC, and Patrick Keenan, as Sellers' representative

99.1	Press release, dated January 3, 2019
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: January 8, 2019	/s/ Bradley J. Holiday
Bradley J. Holiday
Chief Financial Officer
(Principal financial officer)